UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2011

KINETIC CONCEPTS, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09913	74-1891727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive, San Antonio, Texas		78230
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 524-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 4, 2011, Kinetic Concepts, Inc., a Texas corporation (the “Company”), completed its merger (the “Merger”) with Chiron Merger Sub, Inc. (“Merger Sub”), a direct subsidiary of Chiron Holdings, Inc. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2011 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. As a result of the Merger, the Company is now wholly owned by Parent. Parent is indirectly controlled by investment funds advised by Apax Partners (“Apax”) and controlled affiliates of Canada Pension Plan Investment Board (“CPPIB”) and the Public Sector Pension Investment Board (“PSPIB” and with Apax and CPPIB, collectively, the “Sponsors”) and certain other co-investors.

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facilities

Overview

On November 4, 2011, Merger Sub, as initial borrower, the Company, as lead borrower, entered into the Credit Agreement, dated as of November 4, 2011, with KCI USA, Inc. (“KCI USA”), as co-borrower, Parent, Chiron Topco, Inc. (“Topco”), Chiron Guernsey L.P. Inc. (“GuernseyCo”), Chiron Guernsey GP Co. Limited, Bank of America, N.A., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, Bank of America, N.A. and RBC Capital Markets, as joint lead arrangers and bookrunners, Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as syndication agents, Royal Bank of Canada, as documentation agent, UBS Securities LLC, as co-manager, and the lenders party thereto from time to time (the “New Credit Agreement”).

The New Credit Agreement provides for (i)(a) term B-1 loans denominated in U.S. dollars in an aggregate principal amount of $1,630,000,000 (the “Dollar B-1 Loans”), (b) term B-1 loans denominated in Euro in an aggregate principal amount of €250,000,000 (the “Euro B-1 Loans”) and (c) term B-2 loans in an aggregate principal amount of $325,000,000 (the “B-2 Loans” and, together with the Dollar B-1 Loans and the Euro B-1 Loans, the “Term Loans”) in each case under the new senior secured term loan facilities (the “New Term Loan Facilities”) and (ii) a new senior secured revolving credit facility for up to $200,000,000 of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “New Revolving Credit Facility” and, together with the New Term Loan Facilities, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the Term Loans was drawn, and no revolving loans were drawn.

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the “prime rate” of Bank of America, N.A., (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to 4.75% for revolving loans, swingline loans and term loans other than B-2 Loans, and 4.25% for

B-2 Loans or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to 5.75% for revolving loans, swingline loans and term loans other than B-2 Loans, and 5.25% for B-2 Loans. The base rate and Eurocurrency rate under the New Term Loan Facility will be subject to a floor of 1.25% in the case of Eurocurrency loans and 2.25% in the case of base rate loans. The applicable margin for loans under the New Revolving Credit Facility will be adjusted after the completion of the GuernseyCo’s first full fiscal quarter after the closing of the Merger based upon the GuernseyCo’s first lien secured leverage ratio.

Prepayments

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (i) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by GuernseyCo or any of its Restricted Subsidiaries (as defined in the New Credit Agreement) in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (ii) 100% of the net cash proceeds from issuances or incurrences of debt by GuernseyCo or any of its Restricted Subsidiaries (other than indebtedness permitted by the New Credit Facilities) and (iii) 50% (with stepdowns to 25% and 0% based upon achievement of specified total leverage ratios) of annual excess cash flow of GuernseyCo and its Restricted Subsidiaries. Subject to certain prepayment premiums and penalties and the payment of customary “breakage” costs, the Company may voluntarily repay outstanding Term Loans at any time.

Amortization

The Dollar B-1 Loans and the Euro B-1 Loans under the New Term Loan Facilities have a six and one-half year maturity. The B-2 Loans under the New Term Loan Facilities have a five-year maturity. The New Revolving Credit Facility has a five-year maturity. The principal amount of the New Term Loan Facilities amortizes in quarterly installments equal to 0.25% of the original principal amount of the New Term Loan Facilities for the first six and one-quarter years, or four and three-quarter years, as applicable, with the balance payable at maturity.

Guaranty and Security

In connection with the New Credit Facilities, GuernseyCo, Topco, Parent and certain of GuernseyCo’s subsidiaries (the “Subsidiary Guarantors”), entered into a Guaranty Agreement (the “Guaranty Agreement”), dated as of November 4, 2011, in favor of Bank of America, N.A., as collateral agent. Pursuant to the Guaranty Agreement, GuernseyCo, Topco, Parent and the Subsidiary Guarantors guaranteed amounts borrowed under the New Credit Facilities.

In connection with the New Credit Facilities, the Company, KCI USA, GuernseyCo, Topco, Parent and the Subsidiary Guarantors entered into a First Lien Security Agreement (the “Security Agreement”) and a First Lien Intellectual Property Security Agreement (the “IP Security Agreement”), each dated as of November 4, 2011, in favor of Bank of America, N.A., as collateral agent. Additionally, pursuant to the Security Agreement and IP Security Agreement, amounts borrowed under the New Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Credit Agreement or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s, KCI USA’s, GuernseyCo’s, Topco’s, Parent’s and each Subsidiary

Guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of GuernseyCo’s direct and indirect wholly-owned material restricted subsidiaries, including the Company (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the capital stock of first tier foreign subsidiaries and domestic foreign holding companies).

Certain Covenants and Events of Default

The New Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of GuernseyCo and its Restricted Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions and change its line of business.

In addition, under the New Credit Agreement, GuernseyCo and its Restricted Subsidiaries will be required to not exceed a specified maximum total leverage ratio and to not have less than a specified minimum interest coverage ratio.

The New Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; certain ERISA events; material unsatisfied judgments; actual or asserted invalidity of any guaranty or security document; non-perfection of a security interest and a change of control. The Company’s ability to borrow under the New Credit Agreement will be dependent on, among other things, its compliance with the above-described financial ratios. Failure to comply with these ratios or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the New Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Agreement.

Certain Relationships

The lenders under the New Credit Agreement and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2.	Purchase Agreements

On November 4, 2011, the Company, KCI USA and the Guarantors (as defined below) entered into a Joinder Agreement to the Purchase Agreement, dated October 25, 2011 (the “Second Lien Purchase Agreement”), among Merger Sub, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and the several initial purchasers named in the schedule thereto (the “Second Lien Initial Purchasers”), relating to the issuance and sale by the Company and KCI USA to the Second Lien Initial Purchasers of $1,750,000,000 in aggregate principal amount of the 10.5% Second Lien Notes.

On November 4, 2011, the Company, KCI USA and the Guarantors entered into a Joinder Agreement to the Purchase Agreement, dated November 4, 2011 (the “Senior Notes Purchase Agreement” and, together with the Second Lien Purchase Agreement, the “Purchase Agreements”), among Merger Sub, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and the several initial purchasers named in the schedule thereto (the “Senior Notes Initial Purchasers”), relating to the issuance and sale by the Company and KCI USA to the Senior Notes Initial Purchasers of $750,000,000 in aggregate principal amount of the 12.5% Senior Notes.

The Purchase Agreements contain customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations and termination provisions of the Company and KCI USA, certain of their subsidiaries and the Second Lien Initial Purchasers and Senior Notes Initial Purchasers.

Certain Relationships

Affiliates of certain of the initial purchasers of Notes (as defined below) under the Purchase Agreements act as lenders and/or agents under the New Credit Agreement. The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders act as lenders and/or agents under, and as a consideration therefor received customary fees and expenses in connection with, the New Credit Agreement.

3.	Indentures and Notes due 2018 and 2019

Overview

On November 4, 2011, the Company and KCI USA (together, the “Issuers”) completed the private placement of $1,750,000,000 aggregate principal amount of 10.5% second lien notes due 2018 (the “Second Lien Notes”) and $750,000,000 aggregate principal amount of 12.5% senior notes due 2019 (the “Senior Notes” and, together with the Second Lien Notes, the “Notes”) to several initial purchasers. The initial purchasers subsequently sold the Second Lien Notes and intend to sell the Senior Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes were issued pursuant to indentures (the “Indentures”), dated as of November 4, 2011, by and among Merger Sub, the Issuers, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Interest; Ranking; Guarantees; Security

The Second Lien Notes will mature on November 1, 2018, and bear interest at a rate of 10.5% per annum, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2012. The Second Lien Notes are senior secured obligations of the Issuers and will be guaranteed by the Guarantors.

The Senior Notes will mature on November 1, 2019, and bear interest at a rate of 12.5% per annum, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on May 1, 2012. The Senior Notes are senior unsecured obligations of the Issuers and will be guaranteed by the Guarantors.

In connection with the Second Lien Notes, the Company, KCI USA and the Guarantors entered into a Second Lien Security Agreement (the “Notes Security Agreement”) and a Second Lien Intellectual Property Security Agreement (the “Notes IP Security Agreement”), each dated as of November 4, 2011, in favor of Wilmington Trust, National Association, as collateral agent. Additionally, pursuant to the Notes Security Agreement and the Notes IP Security Agreement, amounts issued under the Second Lien Notes are secured on a second priority basis by a perfected security interest in substantially all of the Company’s, KCI USA’s and the Guarantors’ tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of GuernseyCo’s direct and indirect wholly-owned material restricted subsidiaries, including the Company (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the capital stock of first tier foreign subsidiaries and domestic foreign holding companies).

Optional Redemption

The Second Lien Notes will be redeemable, in whole or in part, at any time on or after November 1, 2015, at the redemption prices specified in the Indenture governing the Second Lien Notes, together with accrued and unpaid interest, if any, to the redemption date. The Second Lien Notes will be redeemable, in whole or in part, at any time prior to November 1, 2015, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. At any time prior to November 1, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of the Second Lien Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 110.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

The Senior Notes will be redeemable, in whole or in part, at any time on or after November 1, 2015, at the redemption prices specified in the Indenture governing the Senior Notes, together with accrued and unpaid interest, if any, to the redemption date. The Senior Notes will be redeemable, in whole or in part, at any time prior to November 1, 2015, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. At any time prior to November 1, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 112.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of a change of control triggering event specified in the Indentures, the Issuers must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants and Events of Default

The terms of the Indentures, among other things, limit the ability of the Issuers and GuernseyCo’s ability and its restricted subsidiaries’ ability to (i) incur additional indebtedness and guarantee indebtedness, (ii) pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell or otherwise dispose of assets, (vi) sell stock of our subsidiaries, (vii) incur liens, (viii) enter into transactions with affiliates, (ix) enter into agreements restricting our subsidiaries’ ability to pay dividends and (x) consolidate, merge or sell all or substantially all of our assets.

The Indentures provide for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indentures, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the outstanding Second Lien Notes or Senior Notes, as applicable, may declare the principal, accrued and unpaid interest, if any, on all the Second Lien Notes or Senior Notes, as applicable, to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indentures.

The foregoing summary of the Indentures is not complete and is qualified in its entirety by reference to the Indentures, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

4.	Registration Rights Agreement

On November 4, 2011, in connection with the private placement of the Notes, Merger Sub, the Issuers, the Guarantors and the initial purchasers of the Second Lien Notes and the Senior Notes, as applicable, entered into Registration Rights Agreements (the “Registration Rights Agreements”). The terms of the Registration Rights Agreements require the Issuers and the Guarantors to (i) file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act (the “Exchange Offer”) with terms substantially identical to those of the Second Lien Notes or Senior Notes, as applicable (except for provisions relating to the transfer restrictions and payment of additional interest) and use their commercially reasonable efforts to consummate, within 365 days after the date of the initial issuance of the Notes, the Exchange Offer, (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) and (iii) in certain circumstances, file a shelf registration statement for the resale of the Second Lien Notes or the Senior Notes, as applicable. If the Issuers and the Guarantors fail to satisfy their registration obligations under the applicable Registration Rights Agreement, then the Issuers will be required to pay additional interest to the holders of the applicable Notes, at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 1.0% per annum.

5.	Supplemental Indentures Relating to Existing Convertible Notes Indentures

On November 4, 2011, the Company, KCI USA and U.S. Bank National Association, as trustee, entered into a First Supplemental Indenture (the “Supplemental Indenture”), with respect to the indenture, dated as of April 21, 2008 (the “2008 Indenture”), governing the Company’s 3.25% Convertible Senior Notes due 2015 (the “Convertible Notes”).

The Supplemental Indenture amends the 2008 Indenture with respect to the Convertible Notes to, among other things, fix the Daily VWAP (as defined in the 2008 Indenture) of the Company’s common stock at $68.50 per share.

The foregoing summary of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 10.4, to this Current Report on Form 8-K and is incorporated herein by reference.

6.	Services Agreements, Material Event Services Agreements and Indemnification Agreement

On November 4, 2011, in connection with the Merger, entities affiliated with the Sponsors (the “Managers”) entered into services agreements and material event services agreements with the Company and LifeCell Corporation (“LifeCell”) or, in certain cases, their affiliates (the “Services Agreements”), pursuant to which the Managers will provide strategic and consulting services, including financing and strategic business planning and analysis services, to the Company, LifeCell and their subsidiaries, parent entities and controlled affiliates. Pursuant to the Services Agreements, the Managers are entitled to receive an annual advisory fee, as well as certain fees for specified material events, including refinancing and sales of the Company or LifeCell. The Managers will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with the provision of services pursuant to the Services Agreements. The Services Agreements will continue indefinitely unless terminated by the consent of all the parties thereto. However, the Services Agreements will terminate automatically upon an initial public offering of the Company, LifeCell or one of their subsidiaries, parent entities or controlled affiliates, unless the Company or LifeCell, as applicable, elects by prior written notice to continue the Services Agreements. The Services Agreements may also terminate upon certain change of control events involving the Company or LifeCell. On November 4, 2011, the Managers also entered into an indemnification agreement with the Company and its parent entities (the “Indemnification Agreement”). The Indemnification Agreement contains customary exculpation and indemnification provisions in favor of the Managers and their affiliates.

Item 1.02. Termination of a Material Definitive Agreement.

1.	Prior Credit Facility

On November 4, 2011, in connection with the Merger, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Credit Agreement, dated as of January 7, 2011, among the Company, LifeCell, KCI USA, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders, providing for a $550 million term A facility and a $650 million revolving credit facility (the “Prior Credit Facility”) and terminated the Prior Credit Facility. No penalties were due in connection with such repayments.

2.	Early Unwind of the Convertible Note Hedge and Warrant Transactions

On November 4, 2011, in connection with the Merger, the Company consummated an early unwind of its outstanding convertible note hedge transactions (the “Purchased Note Hedge”) and warrant transactions (the “Sold Warrants”), dated as of April 15, 2008, with respect to its common stock, with JPMorgan Chase Bank, National Association, and Bank of America, N.A. (the “Hedge and Warrant Counterparties”). The Purchased Note Hedge and Sold Warrants were entered into in connection with the issuance of the Convertible Notes.

The Purchased Note Hedge covered, subject to customary anti-dilution adjustments substantially identical to those in the Convertible Notes, approximately 13.44 million shares of the Company’s common stock. The Purchased Note Hedge was expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Convertible Notes in the event that the market value per share of the Company’s common stock, as measured under the Purchased Note Hedge, at the time of exercise was greater than the strike price of the Purchased Note Hedge, which corresponded to the initial conversion price of the Convertible Notes and was similarly subject to customary adjustments.

The Sold Warrants consisted of warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 13.44 million shares of the Company’s common stock. The Sold Warrants were to expire after the Purchased Note Hedge. In the event the market value of the Company’s common stock, as measured under the Sold Warrants, at the time of exercise exceeded the warrants’ strike price of approximately $60.41 per share, the Sold Warrants would have had a dilutive effect on the Company’s earnings per share.

The early unwind terminated all rights and obligations of the Company, JPMorgan Chase Bank, National Association, and Bank of America, N.A., under the Purchased Note Hedge and Sold Warrants. In connection with the unwind of the Purchased Note Hedge, the Hedge and Warrant Counterparties owed to the Company an early unwind value and in connection with the unwind of the Sold Warrants, the Company owed to the Hedge and Warrant Counterparties an early unwind value. In the aggregate, the Company received a net payment from each of the Hedge and Warrant Counterparties in connection with the early unwind of the Purchased Note Hedge and the Sold Warrants.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2 and 3 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 2.04. Triggering Events that Accelerate or Increase Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The consummation of the Merger constitutes a Make-Whole Fundamental Change (as defined under the 2008 Indenture) under the 2008 Indenture. As a result, holders of Convertible Notes shall have the right, during the period such Notes shall be convertible as specified in the 2008 Indenture, to convert such notes solely into $1,334.13 in cash per $1,000 aggregate principal amount of the Convertible Notes based on a Conversion Rate (as defined in the 2008 Indenture) of 19.4764. However, noteholders electing to convert their Convertible Notes from and after the effective time of the Merger (the “Effective Time”) up to and including the close of business on the business day immediately prior to the related Fundamental Change Purchase Date (as defined in the 2008 Indenture) will be entitled to receive $1,456.30 in cash per $1,000 aggregate principal amount of the Convertible Notes (based on a Conversion Rate of 21.2598, which includes a Conversion Rate increase of 1.7834 corresponding to the Make-Whole Conversion Rate Adjustment (as defined in the 2008 Indenture)). The Fundamental Change Purchase Date is a business day specified by the Company that is no earlier than the 20th and not later than the 35th calendar day following the date of the Fundamental Change Company Notice (as defined in the 2008 Indenture), subject to extension to comply with applicable law.

Pursuant to the 2008 Indenture, each noteholder also has the right, subject to certain conditions, at such noteholder’s option to require the Company to repurchase all of such noteholder’s Convertible Notes on the Fundamental Change Purchase Date, at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to but excluding the Fundamental Change Purchase Date. Noteholders who exercise this right and do not duly withdraw such notice prior to the close of business on the business day immediately preceding the Fundamental Change Purchase Date will not be permitted to convert their Convertible Notes.

Section 3 – Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Merger, on November 4, 2011 each share of common stock, par value $.001 per share, of the Company (except for (i) shares owned by Parent, Merger Sub, the Company or any of their subsidiaries and (ii) shares owned by shareholders who have properly exercised their right of dissent and appraisal) was converted into the right to receive $68.50 per share in cash, without interest.

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

On November 4, 2011, pursuant to the terms of the Merger Agreement, the acquisition of the Company through the merger of Merger Sub with and into the Company was consummated. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent is indirectly owned by funds advised by affiliates of, and certain affiliates of, the Sponsors and certain other investors (the “Investors”). The aggregate purchase price paid for all of the equity securities of the Company was approximately $5 billion, which purchase price was funded by the equity financing from the Investors, by the new credit facilities and notes described in Item 1.01 above, and available cash from the Company’s balance sheet.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

1.	Resignation of Directors; Appointment of Directors

Consistent with the terms of the Merger Agreement, each of Ronald W. Dollens, Catherine M. Burzik, Harry R. Jacobson, M.D., James R. Leininger, M.D., Woodrin Grossman, Carl F. Kohrt, Ph.D., David J. Simpson, C. Thomas Smith, Donald E. Steen and Craig R. Callen resigned from the board of directors of the Company on November 4, 2011 and have been replaced. Pursuant to the terms of the Merger Agreement, each of the members of Merger Sub’s board of directors immediately prior to the Effective Time became a member of the Company’s board of directors following the Effective Time. Immediately following such time, such directors resigned from the Company’s board of directors and the following individuals were appointed to the Company’s board of directors: John T. Bibb and Martin J. Landon. Each director is to serve in accordance with the Amended and Restated Bylaws (as defined below) of the Company, until his successor is elected and qualified or until his earlier resignation or removal. Individual appointments to the various committees of the board of directors have not been determined as of the date hereof.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were amended, effective November 4, 2011, so that they read in their entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K (the “Amended Articles of Incorporation”). The Amended Articles of Incorporation are incorporated herein by reference.

Further in connection with the consummation of the Merger, the Company’s Bylaws were amended and restated, effective November 4, 2011, so that they read in their entirety as the Bylaws of Merger Sub read immediately prior to the closing of the Merger in accordance with the Merger Agreement (the “Amended and Restated Bylaws”). A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended Articles of Incorporation of Kinetic Concepts, Inc.

3.2	Amended and Restated Bylaws of Kinetic Concepts, Inc.

10.1	Credit Agreement, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Holdings, Inc., Chiron Topco, Inc., Chiron Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Bank of Amertica, N.A., as administrative and collateral agent, the agents named therein and the lenders from time to time party thereto

10.2	Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent

10.3	Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee

10.4	Supplemental Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc. and U.S. Bank National Association, as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.

By:	/s/ Martin J. Landon
Name: Martin J. Landon Title: Executive Vice President and Chief Financial Officer

Date: November 10, 2011

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Amended Articles of Incorporation of Kinetic Concepts, Inc.

3.2	Amended and Restated Bylaws of Kinetic Concepts, Inc.

10.1	Credit Agreement, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., Chiron Holdings, Inc., Chiron Topco, Inc., Chiron Guernsey L.P. Inc., Chiron Guernsey GP Co. Limited, Bank of Amertica, N.A., as administrative and collateral agent, the agents named therein and the lenders from time to time party thereto

10.2	Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent

10.3	Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee

10.4	Supplemental Indenture, dated as of November 4, 2011, among Kinetic Concepts, Inc., KCI USA, Inc. and U.S. Bank National Association, as trustee